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                                                                   July 20, 2001


IVP Technology Corporation
54 Village Centre
Suite 300
Mississauga, Ontario L4Z 1V9
Canada

     Re: Registration Statement on Form S-8 - IVP Technology Corporation
         ---------------------------------------------------------------

Ladies and Gentlemen:

     At your request, we are rendering this opinion in connection with the issuance of 7,312,500 shares (the "Shares") of common stock, $0.001 par value ("Common Stock"), of IVP Technology Corporation, a Nevada corporation (the "Company").

     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of the opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that the Shares issued by the Company are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement.

     We express no opinion as to matters of law in jurisdictions other than the federal securities laws of the United States and the corporate law of the State of Nevada, and the opinions herein as to such law are based solely on our review of standard compilations of the official statutes of the State of Nevada.

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     This opinion is rendered solely for your use as an exhibit to the
Registration Statement on Form S-8 and may not be relied upon for any other purpose. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                               Very truly yours,

                                               /s/ William P. Ruffa
                                               --------------------------------
                                               William P. Ruffa, President